TILE SHOP HOLDINGS, INC. AND JWC ACQUISITION CORP.

ANNOUNCE CLOSING OF BUSINESS COMBINATION

Trading of Common Stock on Nasdaq to Commence on Wednesday, August 22, 2012

Plymouth, Minnesota; Boston, Massachusetts — August 21, 2012 — Tile Shop Holdings, Inc. (“TS Holdings”) and JWC Acquisition Corp. (“JWCAC”) jointly announced today that the previously announced business combination between TS Holdings, JWCAC, and The Tile Shop, LLC (“The Tile Shop”) has closed. Pursuant to the Business Combination, through a series of transactions, JWCAC and The Tile Shop have been combined under TS Holdings, and all outstanding shares of JWCAC’s common stock (other than shares of JWCAC’s common stock held by stockholders who properly exercised their redemption rights) were exchanged for shares of TS Holdings’ common stock. Beginning Wednesday, August 22, 2012, TS Holdings’ common stock will be listed on the NASDAQ Global Market under the ticker symbol “TTS,” and all of JWCAC’s outstanding warrants to purchase shares of JWCAC’s common stock, which are now exercisable for an equal number of shares of TS Holdings’ common stock on the existing terms and conditions of such warrants, will be traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “TTSAW.” Shares of JWCAC’s common stock will cease trading on the OTCBB.

Robert Rucker, Founder and CEO of The Tile Shop and TS Holdings, commented, "We are extremely excited about our transition into a publicly-traded company and view this as an important milestone in the evolution of our company and the expansion of our brand. As we have said before, we intend to not only continue our self-funded store growth across the country but will also be better positioned to take advantage of the anticipated increased demand for our products as a result of our additional resources. The business combination with JWCAC will strengthen our ability to pursue attractive growth opportunities in new and existing markets, as we work towards building a national presence.”

William Watts, a former officer of JWCAC who will be Chairman of TS Holdings commented, “We are pleased to complete this merger with The Tile Shop, a truly unique retailer and leader in the industry. The Tile Shop has the ability to grow dramatically with strong sustained margins and we expect to build this company into the formidable leading provider of stone tiles, setting and maintenance materials, and related accessories. ”

About Tile Shop Holdings

Tile Shop Holdings is the parent company of The Tile Shop and was incorporated in Delaware in connection with the business combination. TS Holdings’ common stock will be listed on the NASDAQ Global Market under the ticker symbol “TTS” and its warrants will be traded on the OTCBB under the symbol “TTSAW.”

About JWC Acquisition Corp.

JWC Acquisition Corp. was a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving JWC Acquisition Corp. and one or more businesses.

About The Tile Shop

The Tile Shop is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Tile Shop operates 61 stores in 20 states, with an average size of 23,000 square feet. The Tile Shop also sells its products on its website, www.tileshop.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (2) changes in applicable laws or regulations; (3) the possibility that TS Holdings or The Tile Shop may be adversely affected by other economic, business, and/or competitive factors; and (4) other risks and uncertainties indicated from time to time in filings with the SEC by TS Holdings.

Investors are referred to the most recent reports filed with the SEC by TS Holdings and JWCAC. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and TS Holdings and JWCAC undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor: Brad Cohen: 763-852-2988 investorrelations@tileshop.com

Media: Brian Ruby: 203-682-8268 bruby@icrinc.com